Exhibit 3.1.49

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

OSI SPE LLC

(a Delaware Limited Liability Company)

OSI SPE LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “LLC”), does hereby certify as follows:

A. The name of the LLC is OSI SPE LLC.

B. The Certificate of Formation of the LLC was filed with the office of the Secretary of State of the State of Delaware on December 22, 1999.

C. The Amended and Restated Certificate of Formation of the LLC is hereby amended and restated in its entirety to read as follows:

FIRST: The name of the corporation is OSI SPE LLC.

SECOND: The address of its registered office in the State of Delaware is 1201 Market Street, Suite 800, Wilmington, Delaware 19801 County of New Castle. The name of its registered agent at that address is: NCO Funding, Inc.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Formation of OSI SPE LLC is duly signed this 28th day of April, 2008.

OSI SPE LLC

By:	/s/ Joshua Gindin
Name:	Joshua Gindin
Title:	Secretary